Exhibit 10.11

CRESTAR FINANCIAL CORPORATION

DIRECTORS’ EQUITY PROGRAM

As Restated With Amendments Through

December 31, 2008

TABLE OF CONTENTS

Page

Introduction		Introduction-1
Section
1.	PURPOSE	1
2.	DEFINITIONS	1
3.	EQUITY AWARDS	4
4.	DEFERRAL ELECTION	5
5.	VESTING	6
6.	CREDITS TO ACCOUNTS	7
7.	DISTRIBUTION	8
8.	HARDSHIPDISTRIBUTIONS	9
9.	COMPANY'S OBLIGATION	10
10.	CONTROL BY PARTICIPANT	10
11.	CLAIMS AGAINST PARTICIPANT'S DEFERRED STOCK BENEFIT	10
12.	AMENDMENT OR TERMINATION	11
13.	NOTICES	11
14.	WAIVER	11
15.	CONSTRUCTION	11
16.	EFFECTIVENESS	12
17.	SUNTRUST	12

Introduction

This document is a restatement of the Crestar Financial Corporation Directors’ Equity Program, originally effective as of January 1, 1996, as approved by shareholders at the duly called annual meeting of Crestar Financial Corporation (“Crestar”) on April 26, 1996. This restatement also includes subsequent amendments adopted through December 31, 2008.

Effective December 31, 1998, Crestar was merged into and with SunTrust Banks, Inc. (“SunTrust”) and SunTrust became the sponsor of this Plan. Pursuant to the terms of the Plan, all Participants became fully vested in their Equity Award Accounts on the Control Change Date. After the merger, no additional Equity Awards were granted and after the 1998 plan year, no additional elective deferrals were allowed. The Plan as contained in this document includes the original plan with amendments adopted through 1999, when the final amendment precluded any additional deferrals.

When reviewing this document, Crestar Financial Corporation or Company should be read to mean SunTrust Banks, Inc. or its successor.

PURPOSE. The Crestar Financial Corporation Directors’ Equity Program is intended to assist the Company in promoting a greater identity of interest between the Company’s non-employee directors and its shareholders and to assist the Company in attracting and retaining non-employee directors by affording Participants an opportunity to share in the future success of the Company. The Plan is also intended to constitute a deferred compensation program for corporate directors’ fees.

1.	DEFINITIONS. The following definitions apply to this Plan and to the Deferral Election Forms.

(a)	Account means that bookkeeping record established for each Participant and is the sum of the Participant’s Equity Award Account and his Elective Deferral Account. An Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit.

(b)	Administrator means the Company’s Director of Human Resources.

(c)	Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in subsection 7(c) to receive a Deferred Stock Benefit. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the benefit, the Participant’s Beneficiary is the first of the following who survives the Participant: the Participant’s spouse (the person legally married to the Participant when the Participant dies); the Participant’s surviving issue, per stirpes; the Participant’s parents and the Participant’s estate.

(d)	Beneficiary Designation Form means a form acceptable to the Administrator or his designee used by a Participant according to this Plan to name his or her Beneficiary or Beneficiaries who will receive the Participant’s Deferred Stock Benefit under this Plan upon the Participant’s death.

(e)	Board means the Board of Directors of the Company.

(f)	Company means Crestar Financial Corporation and any successor business by merger, purchase, or otherwise and any other business that maintains the Plan.

(g)	Compensation means a Director’s Retainer Fee and Stock Award for the Deferral Year.

(h)	Deferral Election Form means a document governed by the provisions of section 4 of this Plan, including the portion that is the Distribution Election Form and the related Beneficiary Designation Form that applies to all of that Participant’s Deferred Stock Benefit under the Plan.

(i)	Deferral Year means a calendar year for which a Director has submitted a Deferral Election Form that is acceptable to the Administrator.

(j)	Deferred Stock Benefit means the benefit that a Participant is entitled to receive under this Plan.

(k)	Director means a duly elected or appointed member of the Board who is not an employee of the Company, excluding any member of the Board who is required to transfer, assign or pay his or her Retainer Fee to the member’s employer or firm.

Effective December 20, 1996, the definition of Director was amended to read as follows:

Director means a duly elected or appointed member of the Board who is not an employee of the Company or an affiliate or subsidiary of the Company, excluding any member of the Board who is required to transfer, assign or pay his or her Retainer Fee to the member’s employer or firm.

Effective September 26, 1997, the definition of Director was amended to read as follows:

Director means a duly elected or appointed member of he Board who is not an employee of he Company or an affiliate or subsidiary of the Company, excluding any member of the Board who is required to transfer, assign or pay his or her benefits under the Plan to a the member’s employer or firm.

(l)	Distribution Election Form means a form used by a Participant according to this Plan to establish the frequency of distributions from his or her Elective Deferral Account. If a Participant has no Distribution Election Form that is operative according to this Plan, distribution of that Deferred Stock Benefit is governed by section 7 of this Plan.

(m)	Effective Date means January 1, 1996.

(n)	Election Date means the date established by this Plan as the date on or before which a Director must submit a valid Deferral Election Form to the Administrator. For each Deferral Year, the Election Date is December 31 of the preceding calendar year. However, for an individual who becomes a Director during a Deferral Year, the Election Date is the thirtieth day following the date that he or she becomes a Director. Despite the three preceding sentences, the Administrator may set an earlier date as the Election Date for any Deferral Year.

(o)	Elective Deferral Account means that bookkeeping record established for each Participant who elects to defer his or her Retainer Fee, Stock Award, or both for a Deferral Year. An Elective Deferral Account is established only for purposes of measuring that portion of a Deferred Stock Benefit attributable to deferred Retainer Fees, Stock Awards, or both and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. An Elective Deferral Account will be credited with the Participant’s Compensation deferred according to a Deferral Election Form and according to section 6 of this Plan. An Elective Deferral Account will be credited periodically with amounts determined under subsection 6(b) of this Plan.

(p)	Equity Award means an award stated with reference to a number of whole shares of Company common stock that is credited to a Participant’s Equity Award Account in accordance with section 3 of this Plan.

(q)	Equity Award Account means that bookkeeping record established for each Participant. An Equity Award Account is established only for purposes of measuring that portion of a Deferred Stock Benefit attributable to awards according to section 3 of this Plan and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. An Equity Award Account will be credited periodically with amounts determined under subsection 6(b) of this Plan.

(r)	Equity Award Date means the Effective Date and each January 1 that is a multiple of the fifth anniversary of the Effective Date. The initial Equity Award Date of a Participant who becomes a Director after the Effective Date shall be the first day of the month coincident with or next following the date that the individual becomes a Director.

(s)	Fair Market Value means, on any given date, the average (rounded to the nearest one-eighth of a dollar) of the high and low prices of a share of Company common stock as reported on the New York Stock Exchange composite tape on such day or, if the Company common stock was not traded on the New York Stock Exchange on such day, then the next day that the Company common stock is traded on such exchange, all as reported by such source as the Administrator may select. If shares of Company common stock are not then traded on the New York Stock Exchange, the Fair Market Value shall be determined by the Administrator using any reasonable method in good faith.

(t)	Participant means a member of the Board who is a Director on an Equity Award Date or, with respect to any Deferral Year, has a Deferral Election Form that is operative for that Deferral Year.

(u)	Plan means the Crestar Financial Corporation Directors’ Equity Program.

(v)	Retainer Fee means that portion of a Director’s Compensation that is a fixed cash amount determined without regard to his or her attendance at meetings.

(w)	Stock Award means the number of shares of Company common stock that would have been issuable to a Participant under the Crestar Financial Corporation Directors’ Stock Compensation Plan but for the Participant’s election to defer such award under this Plan.

(x)	Terminate, Terminating, or Termination, with respect to a Participant, means cessation of his or her relationship with the Company as a member of the Board whether by death, disability or severance for any other reason.

Effective as of 10/23/98, this definition was amended to read as follows:

Terminate, Terminating, or Termination, with respect to a Participant, means cessation of his or her relationship with the Company as a member of the Board and cessation of his or her relationship with Crestar Bank as a member of the Crestar Bank board of directors.

(y)	Year of Service means a period of twelve consecutive full months of service as a member of the Board.

3.	EQUITY AWARDS. Equity Awards are governed by the provisions of this section.

(a)	As of the Effective Date and each subsequent Equity Award Date, the Equity Award Account of each Participant who is then a Director will be credited with an Equity Award. The Equity Award shall be stated with respect to a number of whole shares of Company common stock that has a Fair Market Value as of such date that most nearly equals $40,000.

(b)	The preceding subsection 3(a) to the contrary notwithstanding, the initial Equity Award for a Director who becomes a Participant after the Effective Date shall be governed by this subsection 3(b). The initial Equity Award for a Participant described in the preceding sentence shall be credited to such Participant’s Equity Award Account as of his or her first Equity Award Date and shall be stated with respect to a number of whole shares of Company common stock. The number of whole shares of Company common stock credited to the Equity Award Account shall be the product of (i) that number of whole shares of Company common stock that has a Fair Market Value as of such date that most nearly equals $40,000 and (ii) a fraction, the numerator of which is the number of whole months preceding the next Equity Award Date under subsection 3(a) and the denominator of which is 60.

(c)	Effective December 31, 1998, notwithstanding the preceding subsections 3(a) and 3(b), no Equity Awards shall be made on or after the merger of Crestar Financial Corporation with SMR Corporation.

4.	DEFERRAL ELECTION. A deferral election is valid when a Deferral Election Form, that is acceptable to the Administrator, is completed, signed by the electing Director, and received by the Administrator no later than the applicable Election Date. Deferral elections are governed by the provisions of this section.

(a)	A Director may submit a Deferral Election Form for any Deferral Year if he or she is a Director at the beginning of that Deferral Year or becomes a Director during that Deferral Year.

(b)	Before each Deferral Year’s Election Date, each Director will be provided with a Deferral Election Form and a Beneficiary Designation Form. Under the Deferral Election Form for a single Deferral Year, a Director may elect on or before the Election Date to defer the receipt of his or her Retainer Fee or his or her Stock Award or both for the Deferral Year which will be earned and payable after the Election Date.

(c)	Each Distribution Election Form is part of the Deferral Election Form on which it appears or to which it states that it is related. The Administrator may allow a Participant to file one Distribution Election Form for his or her entire Elective Deferral Account or multiple Distribution Election Forms that each relate to Deferred Stock Benefits credited to his or her Elective Deferral Account for one or more Deferral Years. The provisions of section 7 of this Plan apply to any Deferred Stock Benefit credited to his or her Elective Deferral Account under this Plan if there is no operative Distribution Election Form for that Deferred Stock Benefit.

(d)	If he or she does so on or before the Election Date for the Deferral Year, the Administrator may reject any Deferral Election Form or any Distribution Election Form, or both, and the Administrator is not required to state a reason for any rejection. The Administrator may modify any Distribution Election Form at any time to the extent necessary to comply with any federal securities laws or regulations. However, the Administrator’s rejection of any Deferral Election Form or any Distribution Election Form or the Administrator’s modification of any Distribution Election Form must be based upon action taken without regard to any vote of the Director whose Deferral Election Form or Distribution Election Form is under consideration, and the Administrator’s rejections must be made on a uniform basis with respect to similarly situated Directors. If the Administrator rejects a Deferral Election Form, the Director must be paid the Compensation he or she would have been entitled to receive if he or she had not submitted the rejected Deferral Election Form.

(e)	A Director may not revoke a Deferral Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form or a Distribution Election Form unless the Director submits a new Deferral Election Form on or before that Deferral Year’s Election Date. Any writing signed by a Director expressing an intention to revoke his or her Deferral Election Form that is delivered to the Administrator before the close of business on the relevant Election Date is a revocation.

(f)	A Director who has not submitted a valid Deferral Election Form to the Administrator on or before the relevant Election Date may not defer any part of his or her Compensation for that Deferral Year under this Plan. The provisions of section 7 govern the distribution of amounts credited to the Elective Deferral Account of a Director who submits a valid Deferral Election Form but who fails to submit a valid Distribution Election Form for that portion of his or her Deferred Stock Benefit before the relevant Election Date or who otherwise has no valid Distribution Election Form for that Deferred Stock Benefit.

(g)	Elective deferrals under the Crestar Financial Corporation Directors’ Equity Program shall not be offered for any year after the 1998 Deferral Year.

5.	VESTING. A Participant’s interest in his or her Elective Deferral Account is always 100% vested and nonforfeitable. A Participant whose service as a member of the Board terminates on account of death or disability (as determined by the Board in its discretion), shall have a 100% vested and nonforfeitable interest in his or her Equity Award Account. A Participant whose service as a member of the Board terminates for reasons other than death or disability shall have a vested and nonforfeitable interest in his or her Equity Award Account in accordance with the following schedule:

Years of ServiceVested Percentage

Less than one	0%
One but less than two	20%
Two but less than three	40%
Three but less than four	60%
Four but less than five	80%
Five or more	100%

Each Participant’s interest in his or her Equity Award Account shall be 100% vested and nonforfeitable as of a Control Change Date (as such term is defined in the Crestar Financial Corporation 1993 Stock Incentive Plan).

6.	CREDITS TO ACCOUNTS.

(a)` An Equity Award Account and Elective Deferral Account will be established for each Participant and shall be credited with amounts determined under sections 3 and 4 and shall be further credited with earnings in accordance with subsection 6(b). A Deferred Stock Benefit attributable to a deferred Retainer Fee will be credited to the Participant’s Elective Deferral Account as a number of whole and fractional shares of Company common stock based on the Fair Market Value on the date that the Retainer Fee would have been paid. A Deferred Stock Benefit attributable to a deferred Stock Award will be credited to the Participant’s Elective Deferral Account as a number of whole and fractional shares of Common Stock based on the Fair Market Value on the date that the Stock Award would have been issued.

(b)	The basis for additional credits to Accounts (in whole and fractional shares of Company common stock) will be variable rates based on the value of dividends paid on Company common stock and the Fair Market Value on the date that such dividends are paid on Company common stock. The value of an Account at any relevant time is determined as if the Equity Awards made to, and the Compensation deferred by, the Participant under the Plan and any additional credits under this subsection had been used to purchase Company common stock at the Fair Market Value on the date those amounts were credited to the Account. Additional credits are accrued through the end of the month preceding the distribution of a Deferred Stock Benefit.

(c)	If a trust is established under section 9 of this Plan, an electing Participant may instruct the trustee under the governing trust agreement how to vote shares of Company common stock allocated to that Participant’s separate account under the trust according to this subsection and the provisions of the governing trust agreement. Before each annual or special meeting of the Company shareholders, the trustee under the governing trust agreement must furnish each Participant with a copy of the proxy solicitation and other relevant material for the meeting as furnished to the trustee by the Company, and a form addressed to the trustee requesting the Participant’s confidential instructions on how to vote shares of Company common stock allocated to his or her account as of the valuation date established under the governing trust agreement preceding the record date. Upon receipt of those instructions, the trustee under the governing trust agreement must vote such stock as instructed.

7. DISTRIBUTION

(a)	According to a Participant’s Distribution Election Form, but subject to Plan subsection 4(d), a Deferred Stock Benefit must be distributed in shares of Company common stock equal to the number of whole shares of Company common stock credited to the Participant’s Account on the last day of the month preceding the month of distribution. However, cash must be paid in lieu of a fractional share of Company common stock credited the Participant’s Deferred Stock Account on the last day of the month preceding the month of distribution.

(b)	Deferred Stock Benefits will be paid in a lump sum unless the Participant’s Distribution Election Form specifies annual installment payments over a period of 5 years. A Deferred Stock Benefit payable in installments will continue to accrue additional credits under Plan subsection 6(b) on the unpaid balance of the Account through the end of the month preceding the distribution. Distribution of a Deferred Stock Benefit attributable to a Participant’s vested Equity Award Account will be paid or begin on the February 15 of the year after his or her Termination.

(c)	Deferred Stock Benefits may not be assigned by a Participant or Beneficiary. Unless the Administrator announces otherwise, a Participant may use only one Beneficiary Designation Form to designate one or more Beneficiaries for all of his or her Deferred Stock Benefits under the Plan; such designations are revocable. Each Beneficiary will receive his or her portion of the Participant’s Deferred Stock Benefit in a lump sum on February 15 of the year following the year of the Participant’s death.

(d)	Any Company common stock distributed pursuant to the Plan shall have been acquired by an “agent independent of the issuer” (i.e., the Company) within the meaning of 17 CFR 240.10b-18, as such regulation or any successor is in effect from time to time. Such acquisitions may be effected in all cases on the open market or, in the event that the Company makes available newly issued common stock, directly from the Company, provided that such common stock has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or any successor thereto at the time such purchase is made or an exemption from such registration requirement is, in the opinion of counsel to the Company, available.

(e)	No Participant or Beneficiary shall have any rights as a shareholder of the Company by virtue of having any interest under this Plan until, and to the extent that, shares of Company common stock are issued in satisfaction of a Deferred Stock Benefit payable in accordance with this Plan.

8. HARDSHIP DISTRIBUTIONS.

(a)	At the Administrator’s sole discretion and at the request of a Participant before or after the Participant’s Termination, or at the request of any of the Participant’s Beneficiaries after the Participant’s death, the Administrator may accelerate and pay all or part of any amount attributable to a Participant’s vested Deferred Stock Benefits under this Plan. Accelerated distributions may be allowed only in the event of a financial emergency beyond the Participant’s or Beneficiary’s control and only if disallowance of a distribution would create a severe hardship for the Participant or Beneficiary. An accelerated distribution must be limited to the amount determined by the Administrator to be necessary to satisfy the financial emergency.

(b)	For purposes of an accelerated distribution under this section, the value of a Deferred Stock Benefit is determined by the value of the Participant’s Account at the end of the month preceding the date of distribution.

(c)	A distribution under this section is in lieu of that portion of the Deferred Stock Benefit that would have been paid otherwise. A Deferred Stock Benefit is adjusted for a distribution under this section by reducing the value of the Participant’s Account by the amount of the distribution.

9.	COMPANY’S OBLIGATION.

(a)	The Plan is unfunded. A Deferred Stock Benefit is at all times a mere contractual obligation of the Company. A Participant and his or her Beneficiaries have no right, title, or interest in the Deferred Stock Benefits or any claim against them other than as general unsecured creditors of the Company. The Company will not segregate any funds or assets for Deferred Stock Benefits nor issue any notes or security for the payment of any Deferred Stock Benefit.

(b)	Subject to Plan subsection 9(c), the Company may establish a grantor trust and transfer to that trust shares of Company common stock or other assets. Trust assets must be invested in Company common stock for the purpose of measuring the value of Accounts under the Plan to be distributed as Deferred Stock Benefits in the form of Company common stock, plus cash in lieu of fractional shares. The governing trust agreement must require a separate account to be established for each electing Participant. The governing trust agreement must also require that all Company assets held in trust remain at all times subject to the Company’s creditors.

(c)	The Company may only contribute to a trustee under a trust agreement by transferring cash or assets with a fair market value equal to the value (determined at the nearest month end) of the related Accounts if the trust agreement contains provisions sufficient (in the opinion of either the Internal Revenue Service or counsel selected by the Company) to allow the Participants to defer income taxation on their Deferred Stock Benefits until they are distributed according to this Plan and provisions sufficient (in the opinion of counsel selected by the Company) to exempt the Plan and the trust from sections 10(b) and 16(b) of the Securities Exchange Act of 1934 and applicable rules and regulations. If the Internal Revenue Service refuses to give the required opinion on such a trust, and if counsel selected by the Company is the opinion that no such trust can be created, Plan subsection 9(b) will not become effective.

10.	CONTROL BY PARTICIPANT. A Participant has no control over Deferred Stock Benefits except according to his or her Deferral Election Forms, his or her Distribution Election Forms, and his or her Beneficiary Designation Forms.

11.	CLAIMS AGAINST PARTICIPANT’S DEFERRED STOCK BENEFIT No Account under this Plan is subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Deferred Stock Benefits are not subject to attachment or legal process for a Participant’s debts or other obligations. Nothing contained in this Plan gives any Participant any interest, lien, or claim against any specific asset of the Company. A Participant or his or her Beneficiary has no rights to receive Deferred Stock Benefits other than as a general creditor of the Company.

12.	AMENDMENT OR TERMINATION. Except as otherwise provided in this section, this Plan may be altered, amended, suspended, or terminated at any time by the Board. No amendment will become effective without the approval of the Company’s shareholders if the amendment (i) materially increases the number of shares of Company common stock that may be issued under the Plan, (ii) materially increases the benefits accruing to Participants, under the Plan, or (iii) materially changes the class of individuals who may participate in the Plan. Effective 10/23/98, the following sentence was deleted from the Plan. The Plan may not be amended more than once in any six month period other than to comply with changes in the Internal Revenue Code or the Employee Retirement Income Security Act of 1974. Except for a termination of the Plan caused by the determination of the Board that the laws upon which the Plan is based have changed in a manner that negates the Plan’s objectives, the Board may not alter, amend, suspend, or terminate this Plan without the majority consent of all Directors who are Participants if that action would result either in a distribution of all Deferred Stock Benefits in any manner other than as provided in this Plan or that would result in immediate taxation of Deferred Stock Benefits to Participants. Notwithstanding the preceding sentence, if any amendment to the Plan, subsequent to the date the Plan becomes effective, adversely affects Deferred Stock Benefits hereunder, after the effective date of any such amendment, and the Internal Revenue Service declines to rule favorably on any such amendment or to rule favorably only if the Board makes amendments to the Plan not acceptable to the Board, the Board, in its sole discretion, may accelerate the distribution of part or all amounts attributable to affected Deferred Stock Benefits due Participants and Beneficiaries hereunder.

13.	NOTICES. Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his or her last known business address.

14.	WAIVER. The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

15.	CONSTRUCTION. This Plan is created, adopted, and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-law rules). It is governed by those laws in all respects except to the extent that the laws of the United States apply to the Plan. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision. Use of one gender includes all, and the singular and plural include each other.

16.	EFFECTIVENESS. The Board adopted this Plan subject to the approval of the Company’s shareholders at the 1996 annual meeting of the Company. If the requisite shareholder approval is not obtained (i) this Plan shall be deemed void ab initio, (ii) amounts credited to Participants’ Accounts shall be forfeited and (iii) deferred Compensation (and any earnings credited under subsection 6(b)) shall be paid to participants as soon as practicable after such meeting or credited to Participants’ accounts under the Company’s Deferred Compensation Plan for Outside Directors in accordance with each Participant’s written instructions delivered to the Administrator before the Effective Date.

17.	SUNTRUST. Effective upon the merger of the Company with SMR Corporation, the number of shares of Crestar Financial Corporation common stock credited to each Participant’s Account shall be adjusted in accordance with the exchange ratio prescribed in the Agreement and Plan of Merger by and among SunTrust Banks, Inc., Crestar Financial Corporation and SMR Corporation and denominated as shares of common stock of SunTrust Banks, Inc. References in the Plan to “Company common stock” shall thereafter be interpreted as references to “SunTrust Banks, Inc. common stock.” References in the Plan to the “Administrator” shall thereafter be interpreted as references to Crestar Financial Corporation or its delegate; provided, that in the absence of such delegation, Crestar Financial Corporation shall act by its Director of Human Resources or such other officer whose responsibilities include human resources or similar matters. Upon the merger of the affiliate banks of SunTrust and Crestar, SunTrust shall determine the plan administrators.

IN WITNESS WHEREOF, SunTrust Banks, Inc. has caused this restated Plan to be executed by its duly authorized officer on the 31st day of December 2008.

SunTrust Banks, Inc.

By: /s/ Donna D. Lange
Title: SVP, Corporate Benefits Director